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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 8, 1995
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First Chicago NBD Corporation
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(Exact name of registrant as specified in its charter)


Delaware                             1-7127                38-1984850
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(State or other jurisdiction       (Commission           (IRS Employer
  of incorporation)                File Number)          Identification No.)


One First National Plaza, Chicago, IL                         60670
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(Address of principal executive offices)                    (ZIP Code)


Registrant's telephone number, including area code        312-732-4000
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Item 5.  Other Events
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     CHICAGO, December 8, 1995 -- First Chicago NBD Corporation said its board of directors increased the quarterly dividend on its common stock by 9 percent to 36 cents a share, payable January 1, 1996, to shareholders of record on December 18, 1995.

     Previously, NBD Bancorp, Inc. paid a common stock dividend of 33 cents a share. NBD Bancorp and First Chicago Corporation completed their merger of equals effective December 1, 1995. The dividend declaration was made at the new Corporation's first board of directors meeting.

     First Chicago NBD Corporation has assets of about $124 billion and is the nation's 6th largest bank holding company. It is the Midwest's leading provider of financial services to consumers, middle market companies and large corporate customers.




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 First Chicago NBD Corporation
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                                 (Registrant)


Date:   December 8, 1995         By:    /s/ Robert A. Rosholt
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                                 Title: Executive Vice President and
                                         Chief Financial Officer